                                                                     EXHIBIT 4.7



                             NOBLE AFFILIATES, INC.
                                   as Issuer



                                       TO



                       U.S. TRUST COMPANY OF TEXAS, N.A.
                                   as Trustee



                          Second Indenture Supplement

                          Dated as of April ___, 1997

                                       to

                                   INDENTURE

                           Dated as of April 1, 1997


                                  $100,000,000


                              ___% Notes Due 2097

                          SECOND INDENTURE SUPPLEMENT

         SECOND INDENTURE SUPPLEMENT (the "Second Indenture Supplement"), dated as of April ___, 1997, between NOBLE AFFILIATES, INC., a Delaware corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture, dated as of April 1, 1997, between the Company and the Trustee (the "Indenture").

                                    RECITALS

         The Company has issued its _____% Notes Due 2097 in the aggregate principal amount of $100,000,000 (the "Notes") that may be authenticated and delivered pursuant to the Indenture and to this Second Indenture Supplement.

         The Company may issue in the future additional Senior Debt Securities pursuant to the Indenture.

         Section 301 of the Indenture provides, among other things, that the Company, when authorized by its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a Series of Senior Debt Securities and to specify certain terms of such Series of Senior Debt Securities. The Board of Directors of the Company has duly authorized the creation of the Notes, and the Company and the Trustee, pursuant to Section 301 of the Indenture, are executing and delivering this Second Indenture Supplement in order to provide for the Notes.

         The Company has duly authorized the execution and delivery of this Second Indenture Supplement, the conditions set forth in the Indenture for the execution and delivery of this Second Indenture Supplement have been complied with and all things necessary to make this Second Indenture Supplement a valid amendment of, and supplement to, the Indenture have been done by the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Company agrees with the Trustee that the Indenture is supplemental and amended, solely to the extent and for the purposes expressed herein, for the equal and proportionate benefit of all holders of the Notes (the "Holders"), as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Unless the context otherwise requires, the terms defined in the Indenture shall, for all purposes of this Second Indenture Supplement, have the meanings therein defined.

         SECTION 1.2. Unless the context otherwise requires, the terms defined in this Second Indenture Supplement (including the preamble hereof) shall, for all purposes of the Indenture as supplemented and amended by this Second Indenture Supplement, have the meanings herein defined.

                                   ARTICLE II

                      APPLICABILITY OF CERTAIN PROVISIONS

         SECTION 2.1. Notwithstanding Article Eleven of the Indenture, but except as provided in the Form of Note attached hereto, prior to maturity the Notes will not be redeemable at the option of the Company or otherwise.

         SECTION 2.2. Notwithstanding Article Twelve of the Indenture, no Sinking Fund will be established with respect to the Notes and the Notes will not be subject to any Sinking Fund payments.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. Nothing in this Second Indenture Supplement, express or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto, their successors and assigns, and the Holders, any right, remedy or claim under or by reason of this Second Indenture Supplement or any provision hereof; and the provisions of this Second Indenture Supplement are for the exclusive benefit of the parties hereto, their successors and assigns, and the Holders.

         SECTION 3.2. This Second Indenture Supplement shall for all purposes be deemed to be a contract made under, governed by and construed in accordance with the laws of the State of New York.

         In case any provision in this Second Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         If any provision of this Second Indenture Supplement limits, qualifies or conflicts with any other provision required to be included in this Second Indenture Supplement or the Indenture by the Trust Indenture Act, such other provision which is so required to be included shall control.

         SECTION 3.3. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Indenture Supplement.

         SECTION 3.4. The descriptive headings of the several Articles of this Second Indenture Supplement are inserted for convenience only and shall not affect the construction hereof.

         SECTION 3.5. This Second Indenture Supplement may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 3.6. The Company represents and warrants that it is duly authorized under all applicable laws to execute and deliver this Second Indenture Supplement and that all corporate action on its part required for the execution and delivery of this Second Indenture Supplement has been duly and effectively taken.

                  [Remainder of page purposefully left blank.]

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Second Indenture Supplement to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.

                                        NOBLE AFFILIATES, INC.

[SEAL]
                                        By:
                                             ---------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------
ATTEST:


----------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------


                                        U.S. TRUST COMPANY OF TEXAS, N.A.


[SEAL]                                  By:
                                             ---------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------
ATTEST:



----------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

STATE OF _________                Section
                                  Section
COUNTY OF ________                Section

       BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared _________________________ and ____________________________, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said NOBLE AFFILIATES, INC., a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of April, 1997.



                                        --------------------------------------
                                        Notary Public in and for the State of
                                        Texas

My commission expires:

                                        --------------------------------------
                                        Printed Name of Notary Public
----------------------------------





STATE OF TEXAS                    Section
                                  Section
COUNTY OF DALLAS                  Section

       BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared ________________________ and ____________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association, and that he executed the same as the act of said banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of April, 1997.



                                        --------------------------------------
                                        Notary Public in and for the State of
                                        Texas

My commission expires:

                                        --------------------------------------
                                        Printed Name of Notary Public
----------------------------------

                            FORM OF DEBT SECURITIES
                                     (NOTE)

       This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Note shall be a Global Security subject to the foregoing, except in such limited circumstances.


                             NOBLE AFFILIATES, INC.

REGISTERED                                                     PRINCIPAL AMOUNT
   No: 1                                                         $100,000,000

CUSIP: ___________

                              ____% NOTE DUE 2097

         NOBLE AFFILIATES, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED THOUSAND DOLLARS on April ___, 2097 ("Stated Maturity"), and to pay interest thereon from April ___, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April ___ and October ___, in each year (each, an "Interest Payment Date"), commencing October ___, 1997, at the rate of ____% per annum, until the principal hereof is paid or made available for payment. Interest on the Note shall be computed on the basis of a 360- day year consisting of twelve 30-day months. If, however, a Tax Event (as defined below) occurs, the Company shall have the right to advance the Stated Maturity as provided for below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ____________ or ____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. At the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, that, notwithstanding anything else contained herein, if this Note is a Global Security and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

         Reference is hereby made to the further provisions of this Note set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

         This is one of the Securities referred to in the within-mentioned Indenture.

                                        U.S. TRUST COMPANY OF TEXAS, N.A.,
                                          as Trustee



                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                             NOBLE AFFILIATES, INC.
                               ___% Note Due 2097

         This Note is one of a duly authorized issue of Securities of the Company designated as its $100,000,000 ___% Notes Due 2097 (herein called the "Notes"), limited in aggregate principal amount up to $100,000,000, issued and to be issued under an Indenture, dated as of April 1, 1997 (herein called the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         Except as provided below, the Notes are not otherwise subject to redemption prior to maturity and no sinking fund is provided for the Notes.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         The Indenture provides that no Holder of any Note may enforce any remedy under the Indenture except in the case of failure of the Trustee to act after notice of default and after request by the Holders of 25 percent in principal amount of the Outstanding Notes and the offer and, if requested, provision to the Trustee of reasonable indemnity satisfactory to the Trustee; provided, however, that such provision shall not prevent the Holder hereof from enforcing payment of the principal of or interest on this Note after the same shall have become due.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Note and the rights of the Holder hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

         Upon the occurrence of a Tax Event (as defined herein), the Company will have the right, without the consent of the Holders of the Notes, to advance the Stated Maturity of this Note to the extent required, in the written opinion of a nationally recognized independent tax counsel experienced in such matters, such that, after advancing the Stated Maturity, interest paid on this Note will be deductible for Federal income tax purposes.

         In the event that the Company elects to exercise its right to advance the Stated Maturity of this Note on the occurrence of a Tax Event, the Company will mail a notice of the advanced Stated Maturity to each Holder of record of the Notes by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new Stated Maturity of this Note, and will cause this Note to be amended accordingly. Such notice shall be effective immediately upon mailing.

         "Tax Event" means that the Company shall have received the written opinion of a nationally recognized independent tax counsel experienced in such matters, to the effect that, on or after the date of the original issuance of the Notes, as a result of (A) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any proposed, temporary or final regulations thereunder, of the United States, (B) any judicial decision, official administrative pronouncement, authorization, ruling, regulatory procedure, notice or announcement, including any notice or announcement of proposal to adopt such procedures or regulations (an "Administrative Action"), or (C) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case on or after the date of the original issuance of the Notes, such change in tax laws or regulations creates a more than insubstantial risk that interest paid by the Company on the Notes is not, or will not be, deductible, in whole or in part, by the Company for Federal income tax purposes.

         In addition, if a Tax Event occurs and in the opinion of a nationally recognized independent tax counsel experienced in such matters there would, notwithstanding any shortening of the Stated Maturity of the Notes, be more than an insubstantial risk that interest paid by the Company on the Notes is not, or will not be, deductible, in whole or in part, for purposes of United States Federal income tax, the Company will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Notes in whole (but not in part) at a redemption price equal to the greater of (i) 100 percent of the principal amount of the Notes, and (ii) the sum of present values of the Remaining Scheduled Payments (as defined herein) on the redemption date discounted to maturity on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined herein) plus ____ basis points, plus in either case accrued interest hereon to the date of redemption.

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined herein), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined herein) as having a maturity comparable to the remaining term of the Notes or, if no such security exists, a security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or UBS Securities LLC or, if neither firm is willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations (as defined herein) for such redemption date. "Reference Treasury Quotations" means, with respect to each Reference Treasury Dealer (as defined herein) and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding such redemption date.

         "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, UBS Securities LLC and Chase Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in

New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to this Note, the remaining scheduled payments of the principal hereof to be redeemed and interest hereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment hereon will be reduced by the amount of interest accrued thereon to such redemption date.

         In the event that the Company elects to exercise its right to redeem the Notes on the occurrence of a Tax Event, the Company will mail a notice of such redemption to each Holder of record of the Notes by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
        ---------------
                                        NOBLE AFFILIATES, INC.



                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------
Attest:


---------------------------

                                   ASSIGNMENT

For value received __________________________________________________________
hereby sell(s), assign(s) and transfer(s) unto ______________________________
_________________________________________, __________________________________
[Please insert social security or other identifying number of assignee], the within Note, hereby irrevocably constituting and appointing _____________ __________________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Date:
      --------------------              --------------------------------------
                                        Signature(s)

                                        Note:  The signature(s) to this
                                        assignment must correspond with the
                                        name as it appears upon the face of the
                                        within Note in every particular,
                                        without alteration, or enlargement or
                                        any change whatever.


----------------------------------------
Signature Guarantee

Note: Signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.